EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Gregg Ziegler (215) 478-3820
August 19, 2025	gziegler@tollbrothers.com

Toll Brothers Reports FY 2025 Third Quarter Results

FORT WASHINGTON, Pa., August 19, 2025 -- Toll Brothers, Inc. (NYSE:TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its third quarter ended July 31, 2025.

FY 2025’s Third Quarter Financial Highlights (Compared to FY 2024’s Third Quarter):
•Net income and earnings per share were $369.6 million and $3.73 per diluted share, compared to net income of $374.6 million and $3.60 per diluted share in FY 2024’s third quarter.
•Pre-tax income was $499.5 million, compared to $503.6 million in FY 2024’s third quarter.
•Home sales revenues were $2.88 billion, up 6% compared to FY 2024’s third quarter; delivered homes were 2,959, up 5%.
•Net signed contract value was $2.41 billion, flat compared to FY 2024’s third quarter; contracted homes were 2,388, down 4%.
•Backlog value was $6.38 billion at third quarter end, down 10% compared to FY 2024’s third quarter; homes in backlog were 5,492, down 19%.
•Home sales gross margin was 25.6%, compared to FY 2024’s third quarter home sales gross margin of 27.4%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 27.5%, compared to FY 2024’s third quarter adjusted home sales gross margin of 28.8%.
•SG&A, as a percentage of home sales revenues, was 8.8%, compared to 9.0% in FY 2024’s third quarter.
•Income from operations was $487.7 million.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $15.0 million.
•The Company repurchased approximately 1.8 million shares at an average price of $112.40 per share for a total purchase price of $201.4 million.
Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “We are pleased to report another strong quarter. We delivered 2,959 homes at an average price of $974,000, generating record third quarter home sales revenues of $2.9 billion, a 6% increase over last year. We achieved an adjusted gross margin of 27.5%, or 25 basis points above guidance, and our SG&A margin of 8.8% was 40 basis points better than guidance. We earned $370 million after taxes, or $3.73 per diluted share, and returned $226 million to stockholders through share repurchases and dividends, positioning us for another year of healthy profitability and solid returns.
“We signed 2,388 net contracts for $2.4 billion in our third quarter. The average sales price of new contracts was $1.0 million, up 4.5% year-over-year. Contract dollars were flat despite a 4% decline in units. While affordability pressures and uncertain economic conditions persist, we are pleased with the resilience of our luxury business and more affluent customer base. In this environment, we continue to focus on strategically balancing price and pace in order to maximize profitability and returns. Additionally, we are actively managing our spec starts on a community-by-community basis to best match local demand.
“Our financial position remains solid, with significant cash flows and liquidity and a strong balance sheet. We also control sufficient land to support continued community count growth over the next several years, allowing us to be highly selective and disciplined in our land acquisition. As we enter the fourth quarter, we remain focused on executing at a high level, delivering value to our stockholders, and positioning our Company for success in fiscal 2026 and beyond.”

Fourth Quarter and FY 2025 Financial Guidance:
	Fourth Quarter	Full Fiscal Year
Deliveries	3,350 units	11,200 units
Average Delivered Price per Home	$970,000 to $980,000	$950,000 to $960,000
Adjusted Home Sales Gross Margin	27.00%	27.25%
SG&A, as a Percentage of Home Sales Revenues	8.3%	9.4 to 9.5%
Period-End Community Count	440 to 450	440 to 450
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$65 million	$110 million
Tax Rate	25.5%	25.1%

Financial Highlights for the three months ended July 31, 2025 and 2024 (unaudited):
	2025	2024
Net Income	$369.6 million, or $3.73 per share diluted	$374.6 million, or $3.60 per share diluted
Pre-Tax Income	$499.5 million	$503.6 million
Pre-Tax Inventory Impairments included in Home Sales Costs of Revenues	$23.3 million	$5.5 million
Home Sales Revenues	$2.88 billion and 2,959 units	$2.72 billion and 2,814 units
Net Signed Contracts	$2.41 billion and 2,388 units	$2.41 billion and 2,490 units
Net Signed Contracts per Community	5.6 units	6.2 units
Quarter-End Backlog	$6.38 billion and 5,492 units	$7.07 billion and 6,769 units
Average Price per Home in Backlog	$1,161,000	$1,044,000
Home Sales Gross Margin	25.6%	27.4%
Adjusted Home Sales Gross Margin	27.5%	28.8%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.1%	1.2%
SG&A, as a percentage of Home Sales Revenues	8.8%	9.0%
Income from Operations	$487.7 million, or 16.6% of total revenues	$497.2 million, or 18.2% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$15.0 million	$1.1 million
Quarterly Cancellations as a Percentage of Beginning-Quarter Backlog	3.2%	2.4%
Quarterly Cancellations as a Percentage of Signed Contracts in Quarter	7.5%	6.4%

Financial Highlights for the nine months ended July 31, 2025 and 2024 (unaudited):
	2025	2024
Net Income	$899.8 million, or $8.95 per share diluted	$1.10 billion, or $10.40 per share diluted
Pre-Tax Income	$1.20 billion	$1.46 billion
Pre-Tax Inventory Impairments included in Home Sales Costs of Revenues	$49.5 million	$35.4 million
Home Sales Revenues	$7.43 billion and 7,849 units	$7.30 billion and 7,382 units
Net Signed Contracts	$7.32 billion and 7,345 units	$7.41 billion and 7,573 units
Home Sales Gross Margin	25.6%	26.9%
Adjusted Home Sales Gross Margin	27.4%	28.6%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.1%	1.3%
SG&A, as a percentage of Home Sales Revenues	10.1%	9.8%
Income from Operations	$1.16 billion, or 15.3% of total revenues	$1.43 billion, or 19.0% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$46.5 million	$213.5 million
Additional Information:
•The Company ended its FY 2025 third quarter with $852.3 million in cash and cash equivalents, compared to $1.30 billion at FYE 2024 and $686.5 million at FY 2025’s second quarter. At FY 2025 third quarter end, the Company also had $2.19 billion available under its $2.35 billion senior unsecured revolving credit facility.
•In June 2025, the Company issued $500.0 million of 5.600% senior notes due June 15, 2035 and, in July 2025, redeemed its $350.0 million of 4.875% senior notes due November 15, 2025.
•On July 25, 2025, the Company paid its quarterly dividend of $0.25 per share to shareholders of record at the close of business on July 11, 2025.
•Stockholders’ equity at FY 2025 third quarter end was $8.10 billion, compared to $7.67 billion at FYE 2024.
•FY 2025’s third quarter-end book value per share was $83.85 per share, compared to $76.87 at FYE 2024.
•The Company ended its FY 2025’s third quarter with a debt-to-capital ratio of 26.7%, compared to 26.1% at FY 2025’s second quarter end and 27.0% at FYE 2024. The Company ended FY 2025’s third quarter with a net debt-to-capital ratio(1) of 19.3%, compared to 19.8% at FY 2025’s second quarter end, and 15.2% at FYE 2024.
•The Company ended FY 2025’s third quarter with approximately 76,800 lots owned and optioned, compared to 78,600 one quarter earlier, and 72,700 one year earlier. Approximately 43% or 32,800, of these lots were owned, of which approximately 19,000 lots, including those in backlog, were substantially improved.
•In the third quarter ended July 31, 2025, the Company spent approximately $432.7 million on land to purchase approximately 2,755 lots.
•The Company ended FY 2025’s third quarter with 420 selling communities, compared to 421 at FY 2025’s second quarter end and 404 at FY 2024’s third quarter end.
(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.
Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.TollBrothers.com, a conference call hosted by chairman and chief executive officer Douglas C. Yearley, Jr. at 8:30 a.m. (ET) Wednesday, August 20, 2025, to discuss these results and its outlook for the fourth quarter and FY 2025. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.
The call can be heard live with an online replay which will follow.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., a Fortune 500 Company, is the nation’s leading builder of luxury homes. The Company was founded 58 years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in over 60 markets in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Indiana, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, insurance, smart home technology, and landscape subsidiaries. The Company also develops master-planned and golf course communities as well as operates its own lumber distribution, house component assembly, and manufacturing operations.
Toll Brothers has been one of Fortune magazine's World’s Most Admired Companies™ for 10+ years in a row, and in 2024 the Company’s Chairman and CEO Douglas C. Yearley, Jr. was named one of 25 Top CEOs by Barron’s magazine. Toll Brothers has also been named Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year from Professional Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.TollBrothers.com).
From Fortune, ©2025 Fortune Media IP Limited. All rights reserved. Used under license.

FORWARD-LOOKING STATEMENTS
Information presented herein for the third quarter ended July 31, 2025 is subject to finalization of the Company’s regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: market conditions; mortgage rates; inflation rates; demand for our homes; our build- to-order and quick move-in home strategy; sales paces and prices; effects of home buyer cancellations; our strategic priorities; growth and expansion; our land acquisition, land development and capital allocation priorities; anticipated operating results; home deliveries; financial resources and condition; changes in revenues, profitability, margins and returns; changes in accounting treatment; cost of revenues, including expected labor and material costs; availability of labor and materials; selling, general and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; the outcome of legal proceedings, investigations, and claims; management succession plans; and the impact of public health or other emergencies.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effect of general economic conditions, including employment rates, housing starts, inflation rates, interest and mortgage rates, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, home components and labor;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, unavailability of insurance, and shortages and price increases in labor or materials associated with such natural disasters;
•risks arising from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•federal and state tax policies;
•transportation costs;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;

•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•the effect of potential loss of key management personnel or unsuccessful management transitions;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2024 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	July 31, 2025	October 31, 2024
	(Unaudited)
ASSETS
Cash and cash equivalents	$852,311	$1,303,039
Inventory	11,071,549	9,712,925
Property, construction and office equipment - net	448,822	453,007
Receivables, prepaid expenses and other assets	602,623	590,611
Mortgage loans held for sale	185,127	191,242
Customer deposits held in escrow	113,969	109,691
Investments in unconsolidated entities	1,122,420	1,007,417
	$14,396,821	$13,367,932

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,051,495	$1,085,817
Senior notes	1,741,024	1,597,102
Mortgage company loan facility	150,000	150,000
Customer deposits	483,890	488,690
Accounts payable	619,648	492,213
Accrued expenses	2,082,387	1,752,848
Income taxes payable	157,170	114,547
Total liabilities	6,285,614	5,681,217

Equity:
Stockholders’ Equity
Common stock, 112,937 shares issued at July 31, 2025 and October 31, 2024	1,129	1,129
Additional paid-in capital	683,692	694,713
Retained earnings	8,980,140	8,153,356
Treasury stock, at cost — 16,383 and 13,149 shares at July 31, 2025 and October 31, 2024, respectively	(1,595,159)	(1,209,547)
Accumulated other comprehensive income	25,770	31,277
Total stockholders’ equity	8,095,572	7,670,928
Noncontrolling interest	15,635	15,787
Total equity	8,111,207	7,686,715
	$14,396,821	$13,367,932

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended July 31,				Nine Months Ended July 31,
	2025		2024		2025		2024
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$2,880,975		$2,724,472		$7,428,204		$7,303,328
Land sales and other	64,142		3,472		115,121		209,950
	2,945,117		2,727,944		7,543,325		7,513,278

Cost of revenues:
Home sales	2,142,768	74.4%	1,977,162	72.6%	5,526,466	74.4%	5,339,671	73.1%
Land sales and other	60,958	95.0%	8,778	252.8%	110,485	96.0%	31,918	15.2%
	2,203,726		1,985,940		5,636,951		5,371,589

Gross margin - home sales	738,207	25.6%	747,310	27.4%	1,901,738	25.6%	1,963,657	26.9%
Gross margin - land sales and other	3,184	5.0%	(5,306)	(152.8)%	4,636	4.0%	178,032	84.8%

Selling, general and administrative expenses	253,672	8.8%	244,813	9.0%	749,846	10.1%	712,557	9.8%
Income from operations	487,719		497,191		1,156,528		1,429,132

Other:
(Loss) income from unconsolidated entities	(1,012)		(10,514)		1,734		(13,799)
Other income - net	12,793		16,950		40,123		49,234
Income before income taxes	499,500		503,627		1,198,385		1,464,567
Income tax provision	129,879		129,016		298,614		368,781
Net income	$369,621		$374,611		$899,771		$1,095,786
Per share:
Basic earnings	$3.76		$3.64		$9.02		$10.51
Diluted earnings	$3.73		$3.60		$8.95		$10.40
Cash dividend declared	$0.25		$0.23		$0.73		$0.67
Weighted-average number of shares:
Basic	98,434		102,980		99,718		104,299
Diluted	99,170		104,014		100,529		105,361

Effective tax rate	26.0%		25.6%		24.9%		25.2%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2025	2024	2025	2024
Inventory impairments and write-offs included in home sales cost of revenues:
Pre-development costs and option write offs	$15,815	$1,759	$21,446	$4,518
Land owned for operating communities	7,500	3,700	28,085	30,840
	$23,315	$5,459	$49,531	$35,358

Land and other impairments included in land sales and other cost of revenues	$720	$3,800	$2,561	$4,400

Other asset write-offs included in Other income - net	$137	$1,800	$4,542	$6,700

Depreciation and amortization	$22,337	$20,145	$60,277	$55,428
Interest incurred	$27,218	$28,381	$88,656	$84,545
Interest expense:
Charged to home sales cost of revenues	$30,163	$32,803	$80,550	$91,121
Charged to land sales and other cost of revenues	1,712	802	2,351	1,821
	$31,875	$33,605	$82,901	$92,942

Home sites controlled:			July 31, 2025	July 31, 2024
Owned			32,761	36,345
Optioned			43,990	36,384
			76,751	72,729

Inventory at July 31, 2025 and October 31, 2024 consisted of the following (amounts in thousands):

	July 31, 2025	October 31, 2024
Land deposits and costs of future communities	$866,503	$620,040
Land and land development costs	2,982,669	2,532,221
Land and land development costs associated with homes under construction	3,828,611	3,617,266
Total land and land development costs	7,677,783	6,769,527

Homes under construction	2,851,445	2,458,541
Model homes (1)	542,321	484,857
	$11,071,549	$9,712,925
(1)    Includes the allocated land and land development costs associated with each of our model homes in operation.

Toll Brothers operates in the following five geographic segments, with operations generally located in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, New Jersey, New York and Pennsylvania
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

	Three Months Ended July 31,
	Units		$ (Millions)		Average Price Per Unit $
	2025	2024	2025	2024	2025	2024
REVENUES
North	409	386	$438.7	$375.1	$1,072,600	$971,800
Mid-Atlantic	435	362	400.7	335.7	$921,200	$927,400
South	932	934	757.9	776.3	$813,200	$831,100
Mountain	816	774	730.2	670.0	$894,900	$865,700
Pacific	367	358	553.1	566.4	$1,507,000	$1,581,900
Home Building	2,959	2,814	2,880.6	2,723.5	$973,500	$967,800
Corporate and other			0.4	1.0
Total home sales	2,959	2,814	2,881.0	2,724.5	$973,600	$968,200
Land sales and other			64.1	3.5
Total Consolidated			$2,945.1	$2,728.0

CONTRACTS
North	407	329	$431.3	$334.7	$1,059,600	$1,017,300
Mid-Atlantic	385	354	369.0	340.4	$958,400	$961,600
South	659	763	524.2	626.9	$795,500	$821,600
Mountain	653	721	575.6	658.1	$881,500	$912,700
Pacific	284	323	511.9	447.4	$1,802,500	$1,385,100
Total Consolidated	2,388	2,490	$2,412.0	$2,407.5	$1,010,100	$966,900

BACKLOG
North	907	998	$1,021.2	$1,067.7	$1,126,000	$1,069,800
Mid-Atlantic	856	904	956.2	906.3	$1,117,100	$1,002,600
South	1,659	2,173	1,543.3	1,972.2	$930,200	$907,600
Mountain	1,317	1,838	1,410.8	1,824.8	$1,071,200	$992,800
Pacific	753	856	1,444.7	1,295.6	$1,918,600	$1,513,600
Total Consolidated	5,492	6,769	$6,376.2	$7,066.6	$1,161,000	$1,044,000

Note: Due to rounding, amounts in the geographic tables may not add.

	Nine Months Ended July 31,
	Units		$ (Millions)		Average Price Per Unit $
	2025	2024	2025	2024	2025	2024
REVENUES
North	1,045	1,024	$1,071.9	$983.0	$1,025,700	$960,000
Mid-Atlantic	1,080	1,017	958.7	976.0	$887,700	$959,700
South	2,456	2,369	2,022.8	1,967.5	$823,600	$830,500
Mountain	2,335	1,945	2,042.8	1,727.0	$874,900	$887,900
Pacific	933	1,027	1,332.4	1,650.0	$1,428,100	$1,606,600
Home Building	7,849	7,382	7,428.6	7,303.5	$946,400	$989,400
Corporate and other			(0.4)	(0.2)
Total home sales	7,849	7,382	7,428.2	7,303.3	$946,400	$989,300
Land sales and other			115.1	210.0
Total Consolidated			$7,543.3	$7,513.3

CONTRACTS
North	1,097	1,066	$1,154.9	$1,085.7	$1,052,800	$1,018,500
Mid-Atlantic	1,150	976	1,089.2	928.0	$947,100	$950,800
South	2,112	2,230	1,754.2	1,843.6	$830,600	$826,700
Mountain	2,057	2,206	1,805.2	1,971.5	$877,600	$893,700
Pacific	929	1,095	1,520.1	1,584.5	$1,636,300	$1,447,000
Total Consolidated	7,345	7,573	$7,323.6	$7,413.3	$997,100	$978,900

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted home sales gross margin, adjusted net income, adjusted diluted earnings per share and the Company’s net debt-to-capital ratio.
These four measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s home sales gross margin as a percentage of home sales revenues (calculated in accordance with GAAP) to the Company’s adjusted home sales gross margin (a non-GAAP financial measure). Adjusted home sales gross margin is calculated as (i) home sales gross margin plus interest recognized in home sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) home sales revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended July 31,		Nine Months Ended July 31,
		2025	2024	2025	2024
	Revenues - home sales	$2,880,975	$2,724,472	$7,428,204	$7,303,328
	Cost of revenues - home sales	2,142,768	1,977,162	5,526,466	5,339,671
	Home sales gross margin	738,207	747,310	1,901,738	1,963,657
Add:	Interest recognized in cost of revenues - home sales	30,163	32,803	80,550	91,121
	Inventory impairments and write-offs in cost of revenues - home sales	23,315	5,459	49,531	35,358
	Adjusted home sales gross margin	$791,685	$785,572	$2,031,819	$2,090,136

	Home sales gross margin as a percentage of home sale revenues	25.6%	27.4%	25.6%	26.9%

	Adjusted home sales gross margin as a percentage of home sale revenues	27.5%	28.8%	27.4%	28.6%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Home Sales Gross Margin
The Company has not provided projected fourth quarter and full FY 2025 home sales gross margin or a GAAP reconciliation for forward-looking adjusted home sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the fourth quarter and full FY 2025. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our fourth quarter and full FY 2025 home sales gross margin.

Adjusted Net Income and Diluted Earnings Per Share Reconciliation

The following table reconciles the Company’s net income and earnings per share (calculated in accordance with GAAP) to the Company’s adjusted net income and diluted earnings per share (a non-GAAP financial measure).
Adjusted Net Income and Diluted Per Share Reconciliation
(Amounts in thousands, except per share data)

		Three Months Ended July 31,		Nine Months Ended July 31,
		2025	2024	2025	2024
Net income		$369,621	$374,611	$899,771	$1,095,786
Subtract:	Net income resulting from the sale of a parcel of land to a commercial developer	—	—	—	(124,119)
Adjusted net income		$369,621	$374,611	$899,771	$971,667

Diluted earnings per share		$3.73	$3.60	$8.95	$10.40
Subtract:	Diluted earnings per share resulting from the sale of a parcel of land to a commercial developer	—	—	—	(1.18)
Adjusted diluted earnings per share		$3.73	$3.60	$8.95	$9.22

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		July 31, 2025	April 30, 2025	October 31, 2024
	Loans payable	$1,051,495	$1,052,710	$1,085,817
	Senior notes	1,741,024	1,597,544	1,597,102
	Mortgage company loan facility	150,000	150,000	150,000
	Total debt	2,942,519	2,800,254	2,832,919
	Total stockholders’ equity	8,095,572	7,948,725	7,670,928
	Total capital	$11,038,091	$10,748,979	$10,503,847
	Ratio of debt-to-capital	26.7%	26.1%	27.0%

	Total debt	$2,942,519	$2,800,254	$2,832,919
Less:	Mortgage company loan facility	(150,000)	(150,000)	(150,000)
	Cash and cash equivalents	(852,311)	(686,466)	(1,303,039)
	Total net debt	1,940,208	1,963,788	1,379,880
	Total stockholders’ equity	8,095,572	7,948,725	7,670,928
	Total net capital	$10,035,780	$9,912,513	$9,050,808
	Net debt-to-capital ratio	19.3%	19.8%	15.2%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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